                                                                    Exhibit 4(c)


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, EXCEPT AS PROVIDED HEREIN NEITHER THE WARRANTS NOR SUCH SECURITIES CAN BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A NEW REGISTRATION STATEMENT, OR (iii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                 THE TRANSFER OF THIS WARRANT IS
                 RESTRICTED AS DESCRIBED HEREIN

                                              No. UW-___

                         UNDERWRITER WARRANT CERTIFICATE

                      Dated:  October __, 1996

               VOID AFTER 5:00 P.M., NEW YORK, NEW YORK LOCAL TIME
                               ON OCTOBER __, 2001

                                 TELLURIAN, INC.

           ______ Underwriter Warrants to Purchase ______ Common Stock
                                Purchase Warrants

      Tellurian, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby certifies that
                                                 - ------------- -
or registered assigns, is entitled to purchase from the Company at any time after October __, 1996 and before 5:00 P.M. New York, New York local time on October __, 2001 __________________ (______) Common Stock Purchase Warrants (hereinafter referred to as the "Common Stock Purchase Warrants") of the Company (such Common Stock Purchase Warrants being subject to adjustments as provided herein) in accordance with the number indicated on the face hereof at the purchase price of _________________ ($______) per Common Stock Purchase Warrant (hereinafter referred to as the "Exercise Price"). The warrants represented by this certificate were issued pursuant to a certain Underwriting Agreement dated ___________, 1996 between the Company and J.W. Barclay & Co., Inc. ("Barclay") providing for the issuance of an aggregate of 140,000 warrants entitling Barclay to purchase an aggregate of 140,000 shares of Common Stock of the Company (herein referred to as the Underwriter Common Stock Warrants) and an aggregate of 185,000 warrants entitling Barclay to purchase an aggregate of 185,000 Common Stock Purchase Warrants of the Company (herein referred to as the "Underwriter Warrants"). Each Underwriter Common Stock Warrant shall be exercisable for one
(1) share of Common Stock of the Company, and each Underwriter Warrant shall be exercisable for one Common Stock Purchase Warrant of the Company. Such Common Stock and Common Stock Purchase

Warrants are further described in the Company's registration statement (the "Registration Statement") (File No. 333-9741) filed with, and declared effective by, the Securities and Exchange
Commission.

     1. Exercise of Warrants. Upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form duly executed, at the principal office of the Company, together with a certified or bank cashier's check payable to the Company in the amount of the Exercise Price times the number of Common Stock Purchase Warrants of the Company being purchased, the Company shall deliver to the holder hereof, as promptly as practicable, certificates representing the Common Stock Purchase Warrants being purchased (said Common Stock Purchase Warrants being identical to the Common Stock Purchase Warrants sold to the public pursuant to the terms of the aforesaid underwriting agreement). This Underwriter Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the holder a new certificate or certificates of like tenor entitling said holder to purchase the number of Common Stock Purchase Warrants as to which this Warrant Certificate has not been exercised.

     2. Exchange and Transfer. This certificate may be exchanged at any time prior to the exercise hereof, upon presentation and surrender to the Company, alone or with other certificates of like tenor registered in the name of the same holder, for another certificate or certificates of like tenor in the name of such holder exercisable for the same aggregate number of Underwriter Warrants as the certificate or certificates surrendered. The Underwriter Warrants and the securities underlying same may not be transferred, hypothecated, or assigned before ___________, 1997 [one year from the Effective Date] except to officers of Barclay or to other members of the underwriting group or dealers in the selling group or to partners or officers of such members or such dealers in the selling group, with respect to the offering described in the Registration Statement, and after such date, they may be sold, transferred, hypothecated or assigned only subject to the provisions of Section 5 hereof.

     3. Rights and Obligations of Warrantholders. The holder of this Underwriter Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity. The rights of the holder of this certificate are limited to those expressed herein and the holder of this certificate, by his or its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this certificate, including without limitation all the obligations imposed upon the holder hereof by Section 5. In addition, the holder of this certificate, by accepting the same, agrees that the Company and its warrant agent, if any, may, prior to any presentation for registration of transfer, deem and treat the person in whose name this certificate is registered as the absolute, true and lawful owner for all purposes whatsoever, and neither the Company nor the warrant agent shall be affected by notice to the contrary.

     4. Common Stock Purchase Warrants. The Company covenants and agrees that all Common Stock Purchase Warrants delivered upon exercise of the Underwriter Warrants will, upon delivery, be duly authorized and validly issued, and free from all stamp taxes, liens, and charges with respect to the purchase thereof. In addition, the Company agrees at all times to reserve and keep available an authorized number of shares of its Common Stock sufficient to permit the exercise in full of all Common Stock Purchase Warrants to be issued as a result of the exercise of the Underwriter Warrants.

     5. Disposition of Warrants or Underlying Securities. The holder of this certificate and any transferee hereof or of the Common Stock Purchase Warrants as well as the shares of Common Stock issuable upon the exercise of the Common Stock Purchase Warrants), by his or its acceptance thereof, hereby agree that
(a) no public distribution of the Underwriter Warrants, the Common Stock Purchase Warrants and the Common Stock will be made in violation of the provisions of the Securities Act of 1933, or the Rules and Regulations promulgated thereunder (such Act and Rules and Regulations being hereinafter referred to as the "Act") and (b) during such period as delivery of a prospectus with respect to the Underwriter Warrants or the Common Stock Purchase Warrants issuable thereunder or the shares of Common Stock issuable upon the exercise of the Common Stock Purchase Warrants may be required under the Act, any public distribution of said securities will be preceded or accompanied by, and made in a manner or on terms set forth in, a prospectus then meeting the requirements of
Section 10 of the Act and in compliance with all applicable state laws. The holder of this certificate and any such transferee hereof further agree that if any distribution of any of the Underwriter Warrants or securities underlying same is proposed to be made by him or it otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act as set forth above, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Underwriter Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this certificate.

     6. Registration. The Company further covenants and agrees as follows:

     (a) Upon receipt by the Company at any time during the period from ____________, 1997 to ____________, 2001 of a written request from the holders of not less than fifty percent of the Underwriter Warrants and not less than fifty percent of the Underwriter Common Stock Warrants, to qualify or register the Underwriter Warrants, the Underwriter Common Stock Warrants and the securities underlying the Underwriter Warrants and Underwriter Common Stock Warrants in whole or in part, under the Act, the Company will, as promptly as practicable, at the Company's sole cost and expense: (i) prepare and file under the Act, a registration statement relating to the Underwriter Warrants, the Underwriter Common Stock Warrants, and the securities underlying the same, (the term "registration statement" as used in this Section 6(a) being deemed to include any form which may be used to register a distribution of securities to the public for cash, a post-effective amendment to a registration statement, or a notification and offering circular pursuant to Regulation A when necessary to perfect an exemption thereunder), (ii) prepare and file with the appropriate Blue Sky authorities the necessary documents to register or qualify such Underwriter Warrants, Underwriter Common Stock Warrants, and underlying securities, (iii) deliver to each of the other holders of Underwriter Warrants, Underwriter Common Stock Warrants, and underlying securities which may have been issued upon exercise thereof written notice of its intention to register such securities at least 30 days prior to the anticipated filing date, (iv) if requested by any of such other holders of Underwriter Warrants, Underwriter Common Stock Warrants or any securities which may have been issued upon exercise thereof then in writing delivered to the Company within twenty (20) days of the receipt of such written notice from the Company, include in such registration statement all, or any part, of the Underwriter Warrants, Underwriter Common Stock Warrants, and/or securities which may have been issued upon the exercise thereof then held by such other holder, and (v) use its best efforts to cause such registration statement to become effective and to keep such registration statement and Blue Sky filings current and effective until such time as an amendment is required to be filed pursuant to the provisions of Section 10(a)(3) of the Act. In the event not all of the Underwriter Warrants, Underwriter Common Stock Warrants and securities issuable upon exercise thereof shall have been registered as provided above, the Company shall be obligated to file additional registration statements in accordance with the terms set forth in this Section 6(a) to register the remaining balance of the Underwriter Warrants, Underwriter Common Stock Warrants or securities issuable upon exercise thereof not so registered, except that the expenses therefor shall be borne by the holders of such securities in the event that the Company has previously borne the expenses in connection with the registration of the Underwriter Warrants, Underwriter Common Stock Warrants or the securities issuable upon exercise thereof pursuant to this Section 6(a).

     (b) In addition to the provisions in Section 6(a), in the event the Company shall at any time during the period described in

Section 6(a) seek to further register or qualify any of its securities or the securities holdings of any of its controlling shareholders, on each such occasion it shall furnish the holders of the Underwriter Warrants and the Underwriter Common Stock Warrants and to the holders of any securities which may have been issued upon exercise thereof, with at least 30 days' written notice thereof and such holders shall have the option, without cost or expense, to include their Underwriter Warrants, Underwriter Common Stock Purchase Warrants and the securities underlying the same in such registration or qualification. Such holders shall exercise the "piggy-back rights" under this Section 6(b) by giving written notice to the Company within twenty (20) days from the receipt of the written notice from the Company.

     (c) All expenses in connection with preparing and filing any registration statement under Sections 6(a) and (b) hereof (and any registration or qualification under the securities or "Blue Sky" laws of states in which the offering will be made under such registration statement) shall be borne in full by the Company, subject to the last sentence of Section 6(a).

     7.  Indemnification and Notification.

     (a) The Company will indemnify and hold harmless each holder of the Underwriter Warrants, the Underwriter Common Stock Warrants, and the securities which may have been issued upon the exercise thereof, and each person, if any, who controls such holder within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact contained in any registration statement, or contained in a prospectus furnished thereunder or caused by any omission to state a material fact therein necessary to make the statements therein not misleading provided, however, that the foregoing indemnification and agreement to hold harmless shall not apply insofar as such losses, claims, damages, expenses and liabilities are caused by any such untrue statement or omission based upon information furnished in writing to the Company by any such holder expressly for use in any registration statement or prospectus.

     (b) Each holder of Underwriter Warrants, Underwriter Common Stock Warrants and any securities which may have been issued upon exercise thereof will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by an untrue statement of a material fact contained in any registration statement, or contained in a prospectus furnished thereunder or caused by an omission to state a material fact therein necessary to make the statements therein not misleading insofar as such losses, claims, damages, expenses and liabilities are caused by such untrue statement or omission being based upon information furnished in writing to the Company by any such holder expressly for use in any registration statement or prospectus.

     (c) Promptly after the receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof as provided herein, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable under this
Section 7 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     8. Adjustment. The exercise price, and the number of shares of Common Stock issuable upon exercise, of the Common Stock Purchase Warrants purchasable upon the exercise of the Underwriter Warrants are subject to adjustment from time to time in accordance with the terms and provisions of that certain Warrant Agreement dated ___________, 1996 between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agreement").

     9. Survival. The various rights and obligations of the holder hereof and of the Company as set forth in Sections 5, 6 and 7 hereof shall survive the exercise of the Warrants represented hereby and the surrender of this certificate, and upon the surrender of this certificate and the exercise of all the warrants represented hereby, the Company shall, if requested by the holder, deliver to the holder hereof its written acknowledgment of its continuing obligations under said Sections. The holders of the Underwriter Warrants shall, if requested by the Company, deliver to the Company their written acknowledgment of their continuing obligations under said Sections.

     10. Notice. All notices required by this certificate to be given or made by the Company shall be given or made by first class mail of the United States Postal Service, postage prepaid, addressed to the registered holder hereof at the address of such holder as shown on the books of the Company; provided that where notice is to be given pursuant to Sections 6, 7 and 8 hereof to a holder of the Underwriter Common Stock Warrants or any securities which may have been issued upon the exercise of the Underwriter Warrants or the Underwriter Common Stock Warrants, who is not a holder of an Underwriter Warrant certificate, such notice shall be given or made in the manner noted above to the record owner of such securities at the address of such owner as shown on the books of the Company.

     11. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Dated:  ___________, 1996    TELLURIAN, INC.



                            By:__________________________________
                            Stuart French, President
ATTEST:



________________________________
Richard Swallow, Secretary

                           ASSIGNMENT
 (To be executed by the registered holder to effect a transfer of the within Warrant)

     FOR VALUE RECEIVED, .... hereby sell, assign and transfer unto


                             (Name)


                            (Address)



the right to purchase ..................... Common Stock Purchase Warrants of
Tellurian, Inc. evidenced by the within warrant, together with all right, title and interest therein, and do irrevocably constitute and appoint attorney to transfer the said right on the books of said Corporation with full power of substitution in the premises.


Dated, ..........................., 19 ....



                   Signature ................................

                          PURCHASE FORM
             (To be executed upon exercise of Warrant)

To:  Tellurian, Inc.

          The undersigned hereby exercises the right to purchase
_________________________ Common Stock Purchase Warrants of Tellurian, Inc., evidenced by the within Warrant according to the terms and conditions thereof, and herewith makes payment of the purchase price in full.


Dated: ...................... , 19...



                   SIGNATURE ................................

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, EXCEPT AS PROVIDED HEREIN NEITHER THE WARRANTS NOR SUCH SECURITIES CAN BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A NEW REGISTRATION STATEMENT, OR (iii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN

                                              No. UWS-___

                  UNDERWRITER COMMON STOCK WARRANT CERTIFICATE

                            Dated: October ___, 1996

               VOID AFTER 5:00 P.M., NEW YORK, NEW YORK LOCAL TIME
                              ON OCTOBER ___, 2001

                                 TELLURIAN, INC.

            ______ Warrants to Purchase ______ Shares of Common Stock
                                ($.01 par value)

      Tellurian, Inc., a Delaware corporation, (hereinafter referred to as the "Company")  hereby certifies that
                                - ------------- -
or registered assigns, is entitled to purchase from the Company at any time after October ___, 1996 and before 5:00 P.M. New York, New York local time on October ___, 2001, _______________________ (______) Shares of Common Stock, $.01
par value, (hereinafter referred to as the "Shares") of the Company (the number and character of such shares being subject to adjustments as provided herein) in accordance with the number of Warrants indicated on the face hereof at the purchase price of $______ per share (hereinafter referred to as the "Exercise Price"). The warrants represented by this certificate are referred to hereinafter as "Underwriter Common Stock Warrants" and were issued pursuant to a certain Underwriting Agreement dated October __, 1996 between the Company and J.W. Barclay & Co., Inc. ("Barclay") providing for the issuance of an aggregate of 140,000 warrants entitling Barclay to purchase an aggregate of 140,000 shares of Common Stock of the Company (the Underwriter Common Stock Warrants) and an aggregate of 185,000 warrants entitling Barclay to purchase an aggregate of 185,000 Common Stock Purchase Warrants of the Company (herein referred to as the "Underwriter Warrants"). Each Underwriter Common Stock Warrant shall be exercisable for one (1) share of Common Stock of the Company, and each Underwriter Warrant shall be exercisable for one Common Stock Purchase Warrant of the Company. Such Common Stock and Common Stock Purchase Warrants are further described in the Company's registration statement (the "Registration Statement") (File No. 333-9741) filed with, and declared effective by, the Securities and Exchange Commission.

     1. Exercise of Warrants. Upon presentation and surrender of this certificate, with the attached Purchase Form duly executed, at the principal office of the Company, together with a certified or bank cashier's check payable to the Company in the amount of the Exercise Price times the number of Shares being purchased, the Company shall deliver to the holder hereof, as promptly as practicable, certificates representing the Shares being purchased. This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the holder a new certificate or certificates of like tenor entitling said holder to purchase the number of Shares as to which this certificate has not been exercised.

     2. Exchange and Transfer. This certificate may be exchanged at any time prior to the exercise hereof, upon presentation and surrender to the Company, alone or with other certificates of like tenor registered in the name of the same holder, for another certificate or other certificates of like tenor in the name of such holder exercisable for the same aggregate number of Shares as the certificate or certificates surrendered. The Underwriter Common Stock Warrants may not be sold, transferred, hypothecated or assigned before ____________, 1997 [one year from Effective Date of the Registration Statement] except to officers of Barclay or to other members of the underwriting group or dealers in the selling group, or to partners or officers of such members or such dealers, with respect to the offering described in the Registration Statement, and after such date, they may be sold, transferred, hypothecated or assigned only subject to the provisions of Section 5 hereof.

     3. Rights and Obligations of Warrantholders. The holder of this Underwriter Common Stock Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of the Company's Common Stock is issued to the holder hereof upon exercise of some or all of the Warrants represented hereby, such holder shall, for all purposes, be deemed to have become the holder of record of such stock on the date on which this certificate, together with a duly executed Purchase Form, was surrendered and payment of the purchase price was made, irrespective of the date of delivery of such share certificate, except that if at the date of surrender of such certificate and payment of the purchase price, the transfer books for the shares of Common Stock shall be closed, the holder of this certificate shall not be deemed to have become the holder of record of such stock until the date on which such books shall be opened. Unless required by law or by applicable rule of any national securities exchange such transfer books shall not be closed at any one time for a period longer than 40 days. The rights of the holder of this certificate are limited to those expressed herein and the holder of this certificate, by the acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this certificate, including without limitation, all the obligations imposed upon the holder hereof by Section 5. In addition, the holder of this certificate, by accepting the same, agrees that the Company and its warrant agent, if any, may, prior to any presentation for registration of transfer, deem and treat the person in whose name this certificate is registered as the absolute, true and lawful owner for a purposes whatsoever, and neither the Company nor the warrant agent shall be affected by notice to the contrary.

     4. Warrant Stock. The Company covenants and agrees that all shares of Common Stock delivered upon exercise of this Underwriter Common Stock Warrant will, upon delivery, be duly authorized, validly issued, fully-paid and non-assessable, and free from all stamp taxes, liens, and charges with respect to the purchase thereof. In addition, the Company agrees at all times to reserve and keep available an authorized number of shares of its Common Stock sufficient to permit the exercise in full of all outstanding Warrants.

     5. Disposition of Warrants. The holder of this certificate and any transferee hereof or of the Shares issuable upon exercise hereof, by the acceptance thereof, hereby agree that (a) no public distribution of the Underwriter Common Stock Warrants or the Shares issuable upon exercise thereof will be made in violation of the provisions of the Securities Act of 1933, or the Rules and Regulations promulgated thereunder (such Act and Rules and Regulations being hereinafter referred to as the "Act") and (b) during such period as delivery of a prospectus with respect to such Warrants or Shares may be required by the Act, any public distribution of the Warrants or the Shares will be preceded or accompanied by, and made in a manner or on terms set forth in, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state laws. The holder of this certificate and any such transferee hereof further agree that if any distribution of any of the Warrants or the Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act as set forth above, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by a of the terms and conditions of this certificate.

     6. Registration. The Company further covenants and agrees as follows:

     (a) Upon receipt by the Company at any time during the period from _____________, 1997 to ______________, 2001 of a written request from the holders of not less than fifty percent of the Underwriter Warrants and not less than fifty percent of the Underwriter Common Stock Warrants, to qualify or register the Underwriter Warrants, the Underwriter Common Stock Warrants and the securities underlying the Underwriter Warrants and Underwriter Common Stock Warrants in whole or in part, under the Act, the Company will, as promptly as practicable, at the Company's sole cost and expense: (i) prepare and file under the Act, a registration statement relating to the Underwriter Warrants, the Underwriter Common Stock Warrants, and the securities underlying the same, (the term "registration statement" as used in this Section 6(a) being deemed to include any form which may be used to register a distribution of securities to the public for cash, a post-effective amendment to a registration statement, or a notification and offering circular pursuant to Regulation A when necessary to perfect an exemption thereunder), (ii) prepare and file with the appropriate Blue Sky authorities the necessary documents to register or qualify such Underwriter Warrants, Underwriter Common Stock Warrants, and underlying securities, (iii) deliver to each of the other holders of Underwriter Warrants, Underwriter Common Stock Warrants, and underlying securities which may have been issued upon exercise thereof written notice of its intention to register such securities at least 30 days prior to the anticipated filing date, (iv) if requested by any of such other holders of Underwriter Warrants, Underwriter Common Stock Warrants or any securities which may have been issued upon exercise thereof then in writing delivered to the Company within twenty (20) days of the receipt of such written notice from the Company, include in such registration statement a, or any part, of the Underwriter Warrants, Underwriter Common Stock Warrants, and/or securities which may have been issued upon the exercise thereof then held by such other holder, and (v) use its best efforts to cause such registration statement to become effective and to keep such registration statement and Blue Sky filings current and effective until such time as an amendment is required to be filed pursuant to the provisions of Section 10(a)(3) of the Act. In the event not all of the Underwriter Warrants, Underwriter Common Stock Warrants and securities issuable upon exercise thereof shall have been registered as provided above, the Company shall be obligated to file additional registration statements in accordance with the terms set forth in this Section 6(a) to register the remaining balance of the Underwriter Warrants, Underwriter Common Stock Warrants or securities issuable upon exercise thereof not so registered, except that the expenses therefor shall be borne by the holders of such securities in the event that the Company has previously borne the expenses in connection with the registration of the Underwriter Warrants, Underwriter Common Stock Warrants or the securities issuable upon exercise thereof pursuant to this Section 6(a).

     (b) In addition to the provisions in Section 6(a), in the event the Company shall at any time during the period described in Section 6(a) seek to further register or qualify any of its securities or the securities holdings of any of its controlling shareholders, on each such occasion it shall furnish the holders of the Underwriter Warrants and the Underwriter Common Stock Warrants and to the holders of any securities which may have been issued upon exercise thereof, with at least 30 days' written notice thereof and such holders shall have the option, without cost or expense, to include their Underwriter Warrants, Underwriter Common Stock Purchase Warrants and the securities underlying the same in such registration or qualification. Such holders shall exercise the "piggy-back rights" under this Section 6(b) by giving written notice to the Company within twenty (20) days from the receipt of the written notice from the Company.

     (c) A expenses in connection with preparing and filing any registration statement under Sections 6(a) and (b) hereof (and any registration or qualification under the securities or "Blue Sky" laws of states in which the offering will be made under such registration statement) shall be borne in full by the Company, subject to the last sentence of Section 6(a).

     7.  Indemnification and Notification.

     (a) The Company will indemnify and hold harmless each holder of the Underwriter Warrants, the Underwriter Common Stock Warrants, and the securities which may have been issued upon the exercise thereof and each person, if any, who controls such holder within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact contained in any registration statement, or contained in a prospectus furnished thereunder or caused by any omission to state all material fact therein necessary to make the statements therein not misleading provided, however, that the foregoing indemnification and agreement to hold harmless shall not apply insofar as such losses, claims, damages, expenses and liabilities are caused by any such untrue statement or omission based upon information furnished in writing to the Company by any such holder expressly for use in any registration statement or prospectus.

     (b) Each holder of Underwriter Warrants, Underwriter Common Stock Warrants and any securities which may have been issued upon exercise thereof will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by an untrue statement of a material fact contained in any registration statement, or contained in a prospectus furnished thereunder or caused by an omission to state a material fact therein necessary to make the statements therein not misleading insofar as such losses, claims, damages, expenses and liabilities are caused by such untrue statement or omission being based upon information furnished in writing to the Company by any such holder expressly for use in any registration statement or prospectus.

     (c) Promptly after the receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof as provided herein, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable under this
Section 7 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     8. Adjustment. Subject and pursuant to the provisions of this Section 8, the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Underwriter Common Stock Warrants shall be adjusted from time to time as follows:

     (a) If the Company shall issue or sell either any of its shares of Common Stock or any rights, options, warrants or obligations or securities containing the right to subscribe for or purchase any shares of Common Stock ("Options") or exchangeable for or convertible into shares of Common Stock ("Convertible Securities"), at a price per share, as determined pursuant to Section 8(b) herein, less than the Exercise Price of the Warrants then in effect on the date of such sale or issuance, then the number of shares of Common Stock thereafter purchasable upon exercise of each Underwriter Common Stock Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of such Warrant by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately following the issuance of such shares of Common Stock, Options or Convertible Securities plus the number of shares of Common Stock obtainable upon the exercise of the Options and the conversion or exchange of the Convertible Securities and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the issuance of such shares of Common Stock, Options, or Convertible Securities plus the number of shares of Common Stock which the aggregate consideration received by the Company upon such issuance would purchase on such date at the Exercise Price then in effect.

     (b) The following provisions, in addition to other provisions of this
Section 8, shall be applicable in determining any adjustment under Section 8(a).

          (1) In case of the issuance or sale of shares of Common Stock, part or a of which shall be for cash, the consideration received by the Company therefor shall be deemed to be the amount of gross proceeds of such sale of shares after deducting therefrom all compensation paid and discounts allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services and all expenses incurred in connection therewith, plus the amounts, if any, determined as provided in Section 8(b)(2).

          (2) In case of the issuance or sale of shares of Common Stock wholly or partly for a consideration other than cash, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the value of such consideration as determined by a resolution adopted by the Board of Directors of the Company acting in good faith, irrespective of any accounting treatment thereof. In case of the issuance or sale of shares of Common Stock (otherwise than upon conversion or exchange), together with other stock or securities or other assets of the Company for a consideration which is received for both, the Board of Directors of the Company acting in good faith shall determine what part of the consideration so received is to be deemed to be the consideration for the issuance of such shares of Common Stock irrespective of any accounting treatment thereof. If at any time the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, then such Common Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (3) The price per share of any shares of Common Stock sold or issued by the Company (other than pursuant to Options or Convertible Securities) shall be equal to a price calculated by dividing (x) the amount of the consideration received by the Company, as determined pursuant to Sections 8(b)(1) and 8(b)
(2), upon such sale or issuance by (y) the number of shares of Common Stock sold or issued.

          (4) If the Company shall at any time after the date hereof issue any Options or Convertible Securities, the following provisions shall apply in making any adjustment pursuant to this Section 8:

               (i) The price per share for which Common Stock is issuable upon the exercise of the Options or upon conversion or exchange of the Convertible Securities shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, by (B) the aggregate maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

               (ii) In determining the price per share for which Common Stock is issuable upon exercise of the Options or conversion or exchange of the Convertible Securities as set forth in Section 8(b) (4) (i) and in computing any adjustment pursuant to Section 8(a), (A) the aggregate maximum number of shares of Common Stock issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities shall be considered to be outstanding at the time such Options or Convertible Securities were issued and to have been issued for such price per share as determined pursuant to Section 8(b)(4) (i), and (B) consideration for the issuance of such Options or Convertible Securities and the amount of additional consideration payable to the Company upon exercise of such Options or upon the conversation or exchange of such Convertible Securities shall be determined in the same manner as the consideration received upon the issuance or sale of shares of Common Stock as provided in Sections 8(b)
(1) and 8(b) (2).

               (iii) On the expiration of such Options or the termination of any right to convert or exchange any Convertible Securities, the number of shares of Common Stock issuable upon exercise of the Warrants shall forthwith be readjusted to such number of shares of Common Stock as would have been obtained had the adjustments made upon the issuance of such Options or Convertible Securities been made upon the basis of the delivery of only that number of shares of Common Stock actually delivered and the consideration actually paid upon the exercise of such Options or upon conversion or exchange of such Convertible Securities.

               (iv) If the minimum purchase price per share of Common Stock provided for in any Option or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change or a different purchase price or rate shall become effective at any time or from time to time (other than pursuant to any antidilution provision of such Options or Convertible Securities), then, upon such change becoming effective the number of shares of Common Stock subject to the Warrants shall forthwith be increased or decreased to such number of shares as would have been obtained had the adjustments made upon the granting or issuance of such Options or Convertible Securities been made upon the basis of (A) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such Options or upon the conversion or exchange of such Convertible

Securities, and the total consideration received therefor, and (B) the granting or issuance at the time of such change of any such Options or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate of exchange or conversion.

          (5) Except as otherwise specifically provided herein, the date of issuance or sale of shares of Common Stock shall be deemed to be the date the Company is legally obligated to issue such shares of Common Stock, or pursuant to Section 8(b)(4), the date the Company is legally obligated to issue any "Option" or "Convertible Security". If at any time the Company shall take a record date for the purpose of determining the holders of Common Stock entitled
(A) to receive a dividend or other distribution payable in Common Stock or in Options or Convertible Securities, or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of issue or sale of the shares of Common Stock, Options or Convertible Securities deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the granting of such right of subscription or purchase, as the case may be.

          (6) The number of shares of Common Stock outstanding at any given time shall not include treasury shares and the issue or sale of any such treasury shares shall be considered an issue or sale of Common Stock for the purposes of this Section 8.

          (7) Notwithstanding any provision herein to the contrary, no adjustment to the Exercise Price or in the number of Shares issuable upon exercise of the Underwriter Common Stock Warrants shall be made pursuant to
Section 8(a) upon:

               (i) the issuance or sale of shares of Common Stock pursuant to the exercise of the Underwriter Common Stock Warrants or the Underwriter Warrants or upon the exercise of Options or conversion or exchange of Convertible Securities hereafter issued for which an adjustment has been made pursuant to the provisions of Section 8 hereof; or

               (ii) the increase in the number of shares of Common Stock subject to any warrant, Option or Convertible Security referred to in subsections 8(b)(7)(i) hereof pursuant to antidilution provisions of such warrant, Option or Convertible Security.

     (c) If the Company shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, the number of shares of Common Stock subject to the Underwriter Common Stock Warrants immediately prior to such subdivision shall be proportionately increased, and if the

Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to the Underwriter Common Stock Warrants immediately prior to such combination shall be proportionately decreased. Any such adjustment and any adjustment to either Exercise Price pursuant to Section 8(f) shall become effective at the close of business on the record date for such subdivision or combination.

     (d) If the Company after the date hereof shall distribute to all of the holders of its shares of Common Stock any securities or other assets (other than shares of Common Stock as to which an adjustment is made pursuant to Section 8 hereof or a distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Company shall make such equitable adjustment in the Exercise Price in effect immediately prior to the record date of such distribution as may be necessary to preserve to the holders of the Underwriter Common Stock Warrants rights substantially proportionate to those enjoyed hereunder by such holders immediately prior to the happening of such distribution. Any such adjustment shall become effective as of the day following the record date for such distribution.

     (e) No adjustment in the number of shares of Common Stock issuable upon the exercise of the Underwriter Common Stock Warrants shall be required under
Section 8 unless such adjustment would require an increase or decrease in such number of shares of at least 5% of the then adjusted number of shares of Common Stock issuable upon the exercise thereof; provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment; and provided further, however, that in case the Company shall at any time subdivide or combine the outstanding shares of its Common Stock said percentage shall forthwith be proportionately increased in the case of a combination or deceased in the case of a subdivision of shares of its Common Stock so as to appropriately reflect the same. If the Company shall make a record of the holders of its shares of Common Stock for the purpose of entitling them to receive any distribution and shall thereafter and before the distribution legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the number of shares of Common Stock subject to the Underwriter Common Stock Warrants shall be required by reason of the taking of such record.

     (f) Whenever the number of shares of Common Stock purchasable upon the exercise of the Underwriter Common Stock Warrants is adjusted, as provided in
Section 8, the Exercise Price shall be adjusted (to the nearest cent) by multiplying the Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Underwriter Common Stock Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

     (g) In case of any reclassification of the outstanding shares of Common Stock, other than a change covered by Section 8(c) hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Underwriter Common Stock Warrants shall have the right thereafter (until the Expiration Date or until thirty (30) days after notice is given pursuant to the provisions hereof if the Company is to be dissolved) to receive upon the exercise thereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of shares of Common Stock of the Company obtainable upon exercise of the Underwriter Common Stock Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by
Section 8(c), then such adjustment shall be made pursuant to both Section 8(c) and this Section 8(g). The provisions of this Section 8(g) shall similarly apply to successive reclassifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

     (h) If the Company shall distribute to all of its holders of Common Stock any securities (which do not otherwise require any adjustment in the number of Shares issuable upon exercise of this Warrant) or other assets (other than a cash distribution made as a dividend payable out of earnings or out of earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Shares issuable upon exercise of this Warrant and the Exercise Price thereof prior to the record date of such distribution as may be necessary to preserve to the holders of the Underwriter Common Stock Warrants rights substantially proportionate to those enjoyed hereunder immediately prior to the happening of such distribution. Any such adjustment made by the Board of Directors reasonably made in good faith shall be final and binding on the holder hereof. Any such adjustment shall become effective as of the record date for distribution.

     (i) If the Company after the date hereof shall take any action affecting the shares of its Common Stock, other than action described in this Section 8, which, in the good faith opinion of the Board of Directors of the Company, would materially affect the rights of the holder of the Underwriter Common Stock Warrants, then the Exercise Price and the numbers of shares of Common Stock obtainable upon exercise of the Warrants shall be adjusted in such manner, if any, and at such time as the Board of Directors of the Company, in good faith, may determine to be equitable in the circumstances.

     (j) The form of Underwriter Common Stock Warrants need not be changed because of any change pursuant to this Section, and certificates for Underwriter Common Stock Warrants issued after such change may state the same Exercise Price and the same number of shares as is stated in form of certificates for such Warrants initially issued pursuant to the aforementioned Underwriting Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Underwriter Common Stock Warrants that the Company may deem appropriate and that does not affect the substance thereof; and any Underwriter Common Stock Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

     (k) The Company shall not be required to issue fractions of shares of Common Stock on the exercise of the Underwriter Common Stock Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so exercised. If a fraction of a share is issuable upon exercise of a Warrant, the Company shall purchase such fraction based upon the then current market value of the Common Stock.

     (l) The Company shall provide notice to the registered holders of the Underwriter Common Stock Warrants as follows:

        (1) Upon any adjustment of the Exercise Price and the number of shares issuable on exercise of an Underwriter Common Stock Warrant, then and in each such case the Company shall give written notice thereof to the holders thereof, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the subject adjustments.

        (2)  In case at any time:

            (i) the Company shall pay any dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

            (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

            (iii) there shall be any capital reorganization or reclassification (other than a reclassification involving merely the subdivision or combination of outstanding Common Stock) or merger or consolidation of the Company with, or sale of all or substantially all of its assets to, another corporation; or

            (iv) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then, in any one or more of such cases, the Company shall give written notice thereof to the holders of the Underwriter Common Stock Warrants which shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth herein.

        (3) The Company shall cause copies of all financial statements and reports, proxy statements and other documents as it shall send to its stockholders to be sent by first-class mail of the United States Postal Service, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Underwriter Common Stock Warrants at such holder's address appearing on the records of the Company as of the record date for the determination of the stockholders entitled to such documents.

     9. Survival. The various rights and obligations of the holder hereof and of the Company as set forth in Sections 5, 6 and 7 hereof shall survive the exercise of the Underwriter Common Stock Warrants represented hereby and the surrender of this certificate, and upon the surrender of this certificate and the exercise of all the Warrants represented hereby, the Company shall, if requested by the holder, deliver to the holder hereof its written acknowledgment of its continuing obligations hereunder. The holders of the Warrants shall, if requested by the Company, deliver to the Company their written acknowledgment of their continuing obligations hereunder.

     10. Notice. A notices required by this certificate to be given or made by the Company shall be given or made by first class mail of the United States Postal Service, postage prepaid, addressed to the registered holder hereof at the address of such holder as shown on the books of the Company; provided that where notice is to be given pursuant to Sections 6, 7 and 8 hereof to a holder of the Underwriter Warrants or any securities which may have been issued upon the exercise of the Underwriter Warrants or the Underwriter Common Stock Warrants, who is not a holder of an Underwriter Common Stock Warrant certificate, such notice shall be given or made in the manner noted above to the record owner of such securities at the address of such owner as shown on the books of the Company.

     11. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.


Dated:  October __, 1996     TELLURIAN, INC.




                             By:______________________________
                                  Stuart French, President

ATTEST:



-----------------------------------
Richard Swallow, Secretary

                                   ASSIGNMENT

 (To be executed by the registered holder to effect a transfer of the within Warrant)

     FOR VALUE RECEIVED, .... hereby sell, assign and transfer unto


                             (Name)


                            (Address)



the right to purchase .................... Shares of Common Stock of Tellurian,
Inc., evidenced by the within Warrant, together with a right, title and interest therein, and do irrevocably constitute and appoint attorney to transfer the said right on the books of said Corporation with full power of substitution in the premises.


Dated, ..........................., 19 ....



                       Signature ................................

                          PURCHASE FORM
             (To be executed upon exercise of Warrant)

To:  TELLURIAN, INC.

            The undersigned hereby exercises the right to purchase _________________ Shares of Common Stock of Tellurian, Inc., evidenced by the within Warrant according to the terms and conditions thereof, and herewith makes payment of the purchase price in full.

Dated: ...................... , 19...



                       SIGNATURE ................................